Exhibit 99.1

Hercules Capital Announces Offering of $150.0 Million Convertible Senior Notes

PALO ALTO, Calif., January 18, 2017 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), today announced that it plans to make an offering of $150.0 million aggregate principal amount of its Convertible Senior Notes due 2022. The Company plans to grant the initial purchaser an option to purchase up to an additional $22.5 million principal amount of the Convertible Senior Notes to cover overallotments, if any. The Convertible Senior Notes will be offered only to qualified institutional buyers (as defined in the Securities Act of 1933, as amended (the “Securities Act”)) pursuant to Rule 144A under the Securities Act.

The Convertible Senior Notes are unsecured, will pay interest semiannually and will be convertible under specified circumstances based on a conversion rate to be determined. Upon conversion, the Company will pay or deliver, subject to the terms of the documents governing the Convertible Senior Notes, cash, shares of the Company’s common stock or a combination of cash and shares of common stock, at the Company’s election. The Company will not have the right to redeem the Convertible Senior Notes prior to maturity. The Convertible Senior Notes will mature on February 1, 2022, unless repurchased or converted in accordance with their terms prior to such date.

The Company intends to use the net proceeds from this offering (i) to repurchase or otherwise redeem all of its 7.00% Notes due 2019, (ii) to fund investments in debt and equity securities in accordance with its investment objective and (iii) for working capital and other general corporate purposes.

Neither the Convertible Senior Notes nor the common stock that may be issued upon conversion thereof will be registered under the Securities Act. Neither the Convertible Senior Notes nor the common stock that may be issued upon conversion thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This press release does not constitute an offer to sell any securities of Hercules Capital, Inc. and is not soliciting an offer to buy such securities in any state where such offer and sale is not permitted. It is issued pursuant to Rule 135c under the Securities Act.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $6.3 billion to over 360 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange under the ticker symbol “HTGC.”

In addition, Hercules has three outstanding bond issuances of:

•	7.00% Unsecured Notes due April 2019 (NYSE: HTGZ)
•	7.00% Unsecured Notes due September 2019 (NYSE: HTGY)
•	6.25% Unsecured Notes due July 2024 (NYSE: HTGX)

Forward-Looking Statements

The information disclosed in this press release is made as of the date hereof and reflects Hercules’ most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

(650) 433-5578 HT-HN

mhara@htgc.com